EXHIBIT 99.1

FOR IMMEDIATE RELEASE

April 28, 2015

Huron Consulting Group Announces

First Quarter 2015 Financial Results

•	Revenues were $187.9 million for Q1 2015 compared to $210.7 million in Q1 2014.

•	Operating income for Q1 2015 was $8.8 million compared to $41.8 million in Q1 2014.

•	Adjusted EBITDA(6), a non-GAAP measure, was $20.4 million in Q1 2015 compared to $49.1 million in Q1 2014.

•	Diluted earnings per share for Q1 2015 was $0.07 compared to $1.48 in Q1 2014.

•	Adjusted diluted earnings per share(6), a non-GAAP measure, was $0.29 in Q1 2015 compared to $1.10 in Q1 2014.

•	Company affirms its previously released revenue guidance range for full year 2015 of $880.0 million to $920.0 million.

CHICAGO – April 28, 2015 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the first quarter ended March 31, 2015.

“While lower than the prior year results, we believe our first quarter performance is consistent with the path needed to achieve our full year guidance,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “Our Huron Healthcare segment had lower revenue, primarily reflecting project timing as overall demand for our healthcare services remains solid, especially in areas impacting population health and cost and quality initiatives. Results for our recent acquisition of Studer Group exceeded our expectations with robust demand for cultural transformation at our hospital clients. Our Huron Education and Life Sciences segment and our Huron Business Advisory segment each had strong quarters, while revenues in our Huron Legal segment strengthened toward the end of the quarter.”

“Our clients’ markets continue to be challenged by the dynamic and evolving environments in which they operate, driving significant demand for our services, and we remain well-positioned to help our clients achieve their future strategic and operational goals,” Roth added.

First Quarter 2015 Results

Revenues for the first quarter of 2015 were $187.9 million, compared to $210.7 million for the first quarter of 2014. The Company’s first quarter 2015 operating income was $8.8 million, compared to $41.8 million in the first quarter of 2014. Net income was $1.5 million, or $0.07 per diluted share, for the first quarter of 2015 compared to $34.1 million, or $1.48 per diluted share, for the same period last year.

First quarter 2015 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $19.1 million, or 10.1% of revenues, compared to $49.0 million, or 23.2% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2015	2014
Amortization of intangible assets	$5,082	$2,518
Restructuring charges	$1,590	$129
Other gain	$(226)	$—
Non-cash interest on convertible notes	$1,754	$—
Tax effect	$(3,223)	$(1,059)
Net tax benefit related to “check-the-box” election	$—	$(10,244)

Adjusted EBITDA(6) was $20.4 million, or 10.9% of revenues, in the first quarter of 2015, compared to $49.1 million, or 23.3% of revenues, in the comparable quarter last year. Adjusted net income(6) was $6.5 million, or $0.29 per diluted share, for the first quarter of 2015 compared to $25.5 million, or $1.10 per diluted share, for the comparable period in 2014.

The average number of full-time billable consultants(1) increased 7.7% to 1,852 in the first quarter of 2015 compared to 1,719 in the same quarter last year. Full-time billable consultant utilization rate(2) was 71.8% during the first quarter of 2015 compared with 74.1% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $218 for the first quarter of 2015 compared to $249 for the first quarter of 2014. The average number of full-time equivalent professionals(4) was 986 in the first quarter of 2015 compared to 1,511 for the comparable period in 2014.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (53%); Huron Legal (18%); Huron Education and Life Sciences (21%); and Huron Business Advisory, which includes EPM & Analytics, (8%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended March 31, 2015.

Acquisitions

Effective January 1, 2015, Huron completed its acquisition of Sky Analytics, Inc., a Massachusetts-based provider of legal spend management software for corporate law departments.

On February 12, 2015, Huron completed its acquisition of Studer Group®, a premier professional services firm that assists healthcare providers achieve cultural transformation to deliver and sustain exceptional improvement in clinical outcomes and financial results.

Outlook for 2015

The Company affirms its previously released guidance for full year 2015, which includes Studer Group and Sky Analytics, of revenues before reimbursable expenses in a range of $880.0 million to $920.0 million. The Company also affirms EBITDA in a range of $169.0 million to $180.0 million, Adjusted EBITDA in a range of $173.0 million to $184.0 million, GAAP diluted earnings per share in a range of $2.65 to $2.95, and non-GAAP adjusted diluted earnings per share in a range of $3.70 to $4.00.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

First Quarter 2015 Webcast

The Company will host a webcast to discuss its financial results today, April 28, 2015, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(6)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income and Adjusted diluted earnings per share, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income and diluted earnings per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy, analytics, and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 450 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 400 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues and reimbursable expenses:
Revenues	$187,853	$210,731
Reimbursable expenses	17,155	19,103

Total revenues and reimbursable expenses	205,008	229,834
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	125,001	123,610
Amortization of intangible assets and software development costs	2,512	1,101
Reimbursable expenses	17,253	19,431

Total direct costs and reimbursable expenses	144,766	144,142

Operating expenses and other operating gain:
Selling, general and administrative expenses	42,333	37,688
Restructuring charges	1,590	129
Other gain	(226)	—
Depreciation and amortization	7,777	6,056

Total operating expenses and other operating gain	51,474	43,873

Operating income	8,768	41,819
Other income (expense), net:
Interest expense, net of interest income	(4,394)	(1,371)
Other income (expense), net	(727)	176

Total other expense, net	(5,121)	(1,195)

Income before income tax expense	3,647	40,624
Income tax expense	2,145	6,498

Net income	$1,502	$34,126

Earnings per share:
Basic	$0.07	$1.51
Diluted	$0.07	$1.48

Weighted average shares used in calculating earnings per share:
Basic	22,126	22,588
Diluted	22,602	23,086

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$7,183	$256,872
Receivables from clients, net	115,492	98,640
Unbilled services, net	105,714	91,392
Income tax receivable	8,413	8,125
Deferred income taxes, net	14,155	14,772
Prepaid expenses and other current assets	14,220	16,358

Total current assets	265,177	486,159
Property and equipment, net	48,978	44,677
Long-term investment	14,700	12,250
Other non-current assets	26,099	20,998
Intangible assets, net	119,110	24,684
Goodwill	807,677	567,146

Total assets	$1,281,741	$1,155,914

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,708	$11,085
Accrued expenses	22,050	17,315
Accrued payroll and related benefits	42,697	106,488
Current maturities of long-term debt	—	28,750
Deferred revenues	19,600	12,738

Total current liabilities	97,055	176,376
Non-current liabilities:
Deferred compensation and other liabilities	16,933	10,838
Long-term debt, net of current portion	498,356	327,852
Deferred lease incentives	13,832	13,359
Deferred income taxes, net	45,507	26,855

Total non-current liabilities	574,628	378,904

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,336,102 and 24,976,395 shares issued at March 31, 2015 and December 31, 2014, respectively	244	241
Treasury stock, at cost, 2,168,191 and 2,097,173 shares at March 31, 2015 and December 31, 2014, respectively	(98,811)	(94,074)
Additional paid-in capital	455,659	442,308
Retained earnings	256,316	254,814
Accumulated other comprehensive loss	(3,350)	(2,655)

Total stockholders’ equity	610,058	600,634

Total liabilities and stockholders’ equity	$1,281,741	$1,155,914

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$1,502	$34,126
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,289	7,157
Share-based compensation	5,280	5,136
Amortization of debt discount and issuance costs	2,365	342
Allowances for doubtful accounts and unbilled services	(1,904)	(72)
Deferred income taxes	2,716	9,829
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients	(6,547)	27,757
(Increase) decrease in unbilled services	(7,984)	(34,329)
(Increase) decrease in current income tax receivable / payable, net	(359)	(13,703)
(Increase) decrease in other assets	1,816	5,436
Increase (decrease) in accounts payable and accrued liabilities	9,886	8,289
Increase (decrease) in accrued payroll and related benefits	(62,450)	(57,169)
Increase (decrease) in deferred revenues	3,236	(1,964)

Net cash used in operating activities	(42,154)	(9,165)

Cash flows from investing activities:
Purchases of property and equipment, net	(6,482)	(4,840)
Investment in life insurance policies	(4,941)	(167)
Purchases of businesses	(331,807)	(17,430)
Purchase of convertible debt investment	(2,500)	—
Proceeds from note receivable	—	219

Net cash used in investing activities	(345,730)	(22,218)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	740
Shares redeemed for employee tax withholdings	(4,485)	(3,067)
Tax benefit from share-based compensation	2,734	3,477
Proceeds from borrowings under credit facility	197,500	—
Repayments on credit facility	(57,500)	(6,250)
Payments for capital lease obligations	(20)	(21)

Net cash provided by (used in) financing activities	138,229	(5,121)

Effect of exchange rate changes on cash	(34)	14

Net decrease in cash and cash equivalents	(249,689)	(36,490)
Cash and cash equivalents at beginning of the period	256,872	58,131

Cash and cash equivalents at end of the period	$7,183	$21,641

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2015	2014
Huron Healthcare:
Revenues	$98,004	$107,548	(8.9)%
Operating income	$28,980	$51,220	(43.4)%
Segment operating income as a percentage of segment revenues	29.6%	47.6%
Huron Legal:
Revenues	$33,427	$54,975	(39.2)%
Operating income	$3,592	$12,488	(71.2)%
Segment operating income as a percentage of segment revenues	10.7%	22.7%
Huron Education and Life Sciences:
Revenues	$39,897	$33,576	18.8%
Operating income	$11,780	$6,447	82.7%
Segment operating income as a percentage of segment revenues	29.5%	19.2%
Huron Business Advisory:
Revenues	$15,738	$13,382	17.6%
Operating income	$1,599	$2,555	(37.4)%
Segment operating income as a percentage of segment revenues	10.2%	19.1%
All Other:
Revenues	$787	$1,250	(37.0)%
Operating loss	$(992)	$(458)	116.6%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$187,853	$210,731	(10.9)%
Reimbursable expenses	17,155	19,103	(10.2)%

Total revenues and reimbursable expenses	$205,008	$229,834	(10.8)%

Statement of Earnings reconciliation:
Segment operating income	$44,959	$72,252	(37.8)%
Items not allocated at the segment level:
Other operating expenses and gains	28,414	24,377	16.6%
Depreciation and amortization expense	7,777	6,056	28.4%

Total operating income	8,768	41,819	(79.0)%
Other expense, net	5,121	1,195	328.5%

Income before income tax expense	$3,647	$40,624	(91.0)%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	1,105	995	11.1%
Huron Legal	107	138	(22.5)%
Huron Education and Life Sciences	425	429	(0.9)%
Huron Business Advisory	211	166	27.1%

Total	1,848	1,728	6.9%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	1,108	985
Huron Legal	116	139
Huron Education and Life Sciences	423	434
Huron Business Advisory	205	161

Total	1,852	1,719

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended March 31,
Other Operating Data (excluding All Other):	2015	2014
Full-time billable consultant utilization rate (2):
Huron Healthcare	72.5%	78.9%
Huron Legal	52.7%	64.5%
Huron Education and Life Sciences	76.4%	68.3%
Huron Business Advisory	69.5%	68.5%
Total	71.8%	74.1%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$211	$272
Huron Legal (5)	$249	$231
Huron Education and Life Sciences	$225	$200
Huron Business Advisory	$227	$238
Total (5)	$218	$249
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$72	$102
Huron Legal (5)	$60	$67
Huron Education and Life Sciences	$81	$65
Huron Business Advisory	$74	$79
Total (5)	$73	$88
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	127	51
Huron Legal	816	1,413
Huron Education and Life Sciences	38	39
Huron Business Advisory	5	8

Total	986	1,511
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$145	$129
Huron Legal (5)	$32	$32
Huron Education and Life Sciences	$149	$139
Huron Business Advisory	$89	$84
Total (5)	$52	$38

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes our cultural transformation consultants from the Studer Group acquisition, which include coaches and their support staff, and full-time employees who provide software support and maintenance services to our clients.
(5)	During the second quarter of 2014, we revised the methodology we use to allocate revenue between our billable consultants and our full-time equivalents in our Huron Legal segment to better reflect the nature of the work being provided. Operating data for the three months ended March 31, 2015 and 2014, as presented above, reflects this change.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues	$187,853	$210,731

Net income	$1,502	$34,126
Add back:
Income tax expense	2,145	6,498
Interest and other expenses	5,121	1,195
Depreciation and amortization	10,289	7,157

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	19,057	48,976
Add back:
Restructuring charges	1,590	129
Other gain	(226)	—

Adjusted EBITDA (6)	$20,421	$49,105

Adjusted EBITDA as a percentage of revenues (6)	10.9%	23.3%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (6)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$1,502	$34,126

Weighted average shares – diluted	22,602	23,086
Diluted earnings per share	$0.07	$1.48

Add back:
Amortization of intangible assets	5,082	2,518
Restructuring charges	1,590	129
Other gain	(226)	—
Non-cash interest on convertible notes	1,754	—
Tax effect	(3,223)	(1,059)
Net tax benefit related to “check-the-box” election	—	(10,244)

Total adjustments, net of tax	4,977	(8,656)

Adjusted net income (6)	$6,479	$25,470

Adjusted diluted earnings per share (6)	$0.29	$1.10

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income, and Adjusted diluted earnings per share, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.